Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 21, 2022, relating to our audit of the First US Bancshares, Inc. 401(k) Plan’s (the “Plan”) financial statements and supplemental schedule for the year ended December 31, 2021, which appears in the Plan’s Annual Report on Form 11-K in the following Registration Statements:

•	Registration Statement No. 33-43613 on Form S-8,
•	Registration Statement No. 333-110013 on Form S-8, and
•	Registration Statement No. 333-189767 on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Atlanta, Georgia

June 21, 2022